Exhibit (j)(2)
Consent of Independent Registered Public Accounting Firm
The Board of Trustees
ING Funds Trust
We consent to the use of our reports dated May 25, 2007, incorporated herein by reference to the ING Institutional Prime Money Market Fund, a series of ING Funds Trust, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.
/s/ KPMG LLP
Boston, Massachusetts
December 4, 2007